Exhibit 10.5

AMENDMENT NO. 2 TO BRIDGE FINANCING AGREEMENT AND AGREEMENT TO REDUCE CONVERSION PRICE OF CERTAIN SENIOR SECURED CONVERTIBLE PROMISSORY NOTES AND CANCELLATION OF CERTAIN WARRANTS (this “Agreement”), is made as of August 12, 2015 (“Effective Date”), by and among GPB Life Science Holdings LLC (the “Lender”), and InterCloud Systems, Inc., a Delaware corporation (together with all of its successors and current and future direct and/or indirect Subsidiaries, collectively, the “Borrower,” and, collectively with the Lender, the “Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Bridge Financing Agreement, made effective as of December 3, 2014 by and between the Borrower and the Lender (the “BFA”), the Borrower sold to the Lender a (i) 12% Senior Secured Note of the Borrower in the aggregate principal amount of $2,500,000 (Note No.:GPB-1), Issue Date: December 3, 2014 (“Note 1”), and (ii) four (4) year common stock purchase warrant of the Borrower (Warrant No.:GPB-1), Original Issue Date: December 3, 2014, to purchase 250,000 Warrant Shares (“Warrant No. 1”);

WHEREAS, pursuant to the Agreement to Purchase the $1,500,000 Additional Note, dated December 24, 2014, by and between the Borrower and the Lender (the “12/24/2014 Agreement”), the Borrower sold to the Lender pursuant to Section 2.13 of the BFA a (i) 12% Senior Secured Note of the Borrower in the aggregate principal amount of $1,500,000 (Note No.:GPB-2), Issue Date: December 24, 2014 (“Note 2,” and together with Note 1, collectively, the “2 Original Notes”), and (ii) four (4) year common stock purchase warrant (Warrant No.:GPB-2), Original Issue Date December 24, 2014, to purchase 150,000 Warrant Shares (“Warrant No. 2,” and, collectively with Warrant No. 1, the “2 Original Warrants”);

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of May 15, 2015 between the Parties (the “SPA”) and Amendment No. 1 to the Bridge Financing Agreement, made as of May 14, 2015, by and among the Parties (“Amendment No. 1”), the Borrower, among other items (i) sold to the Lender a 12% senior secured convertible note of the Borrower (Note No.: GPB-3), Issue Date: May 14, 2015, in the aggregate principal amount of $2,000,000 (the “$2,000,000 Note”), and (ii)  amended and restated the 2 Original Notes by issuing to the Lender (a) Amended and Restated 12% Senior Secured Convertible Note No. 1 in the aggregated principal amount of $2,500,000 (which continued to be identified as Note No.: GPB-1), Original Issue Date: December 3, 2015 (“A/R Note 1”), in exchange for and to amend and restate Note 1; and (b) Amended and Restated 12% Senior Secured Convertible Note No. 2 in the aggregate principal amount of $1,500,000 (which continued to be identified as Note No.: GPB-2, Original Issue Date: December 24, 2015 (“A/R Note 2”), and together with A/R Note 1, collectively, the “2 A/R Notes”), in exchange for and to amend and restate Note 2, which 2 Amended and Restated Notes together with the $2,000,000 Note shall collectively be referred to as the “3 Notes”);

WHEREAS, pursuant to the SPA and Amendment No. 1, the Borrower (i) amended and restated the 2 Original Warrants by issuing to the Lender a (a) four (4) year Amended and Restated Warrant No. 1 of the Borrower (which continued to be identified as Warrant No. GPB-1); Original Issue Date: December 3, 2015, to purchase 250,000 Warrant Shares (“A/R Warrant 1”); and (b) four (4) year Amended and Restated Warrant No. 2 of the Borrower (which continued to be identified as Warrant No. GPB-2); Original Issue Date: December 24, 2014, to purchase 150,000 Warrant Shares (“A/R Warrant 2”, and together with A/R Warrant 1, collectively, the “2 A/R Warrants”); (ii) issued to the Lender a (a) four (4) year Additional Warrant of the Borrower (Warrant No. GPB-3); Original Issue Date: May 14, 2015, to purchase 200,000 Warrant Shares of the Borrower (the “Additional Warrant”), and (b) four (4) year Restructuring Warrant of the Borrower (Warrant No.: GPB-4); Original Issue Date: May 14, 2015; to purchase 50,000 Warrant Shares (the “Restructuring Warrant,” and together with the 2 A/R Warrants and the Additional Warrant, collectively, the “4 Warrants”);

WHEREAS, the BFA, the 12/24/2014 Agreement, the SPA, Amendment No. 1, this Agreement and together with all supplements, exhibits, schedules and annexes to each of such agreements, shall collectively be referred to as the “Loan Agreement.”

WHEREAS, pursuant to this Agreement, the Parties have agreed to, among other items set forth in this Agreement (i) cancel the Restructuring Warrant; (ii) amend and restate the 2 A/R Notes to reduce the Conversion Price of 2 A/R Notes from $3.75 to $2.00 per share; and (iii) change the Amortization Payment Date on which the Borrower is required, pursuant to the Loan Document, to make a $1,125,000 Amortization Payment to the Lender from September 1, 2015 to January 5, 2016; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties, intending to be legally bound hereby agree as follows:

AGREEMENT

1)                  Ratifications. Except as otherwise expressly provided herein as of the Closing Date, (i) the Loan Agreement and each other Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects as of the date hereof (ii) the $6,000,000 aggregate principal amount of the 3 Notes are issued and outstanding, (iii) $5,000 of legal fees and expenses is owed to the Lender’s legal counsel in connection with legal services performed by such counsel for the Lender pursuant to Section 9.4(B) of the Loan Agreement following the closing of the purchase by the Lender of the $2,000,000 Note (the “Lender’s Accrued Expenses”); and (iv) no Event of Default, or default exists as of the date hereof (or with the passage of time will exist), under any of the Documents including, but not limited to, the Loan Agreement, the Security Agreement and/or the 3 Notes.

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2)	The Transactions. Upon the execution of this Agreement (the “Closing Date”) by the Parties hereto, the following transactions shall be deemed to occur simultaneously and shall be referred to as the “Closing”:
(a)	Reduction in Conversion Price of the 2 A/R Notes. The Conversion Price of the 2 A/R Notes is hereby reduced from $3.75 to $2.00 per share; and the Borrower shall at Closing issue to the Lender, as a condition to the Lender executing this Agreement a (i) 12% New 2nd Amended and Restated Senior Secured Promissory Note in the aggregate principal amount of $2,500,000, in the form annexed hereto as Exhibit A (“New A/R Note 1”), which New A/R Note 2 is being issued in exchange for and to amend and restate A/R Note 1; and (ii) 12% New 2nd Amended and Restated Senior Secured Promissory Note in the aggregate principal amount of $1,500,000, in the form annexed hereto as Exhibit B (the “New A/R Note 2”, and collectively with New A/R Note 1, the “2 New Amended and Restated Notes”, and together with the $2,000,000 Note, collectively, the “3 Existing Notes”), which New A/R Note 2 is being issued in exchange for and to amend and restate A/R Note 2;
(b)	Cancellation of the Restructuring Warrant. The Restructuring Warrant to purchase 50,000 Warrant Shares shall be canceled in its entirety and of no further force and effect.
(c)	Change of Date of Initial Amortization Payment. The Loan Agreement is hereby amended by deleting in its entirety the text of Section 9 of Amendment No. 1 and replacing the text of Section 9 with the following:

“Amortization Payments. On each of December 1, 2015, January 5, 2016 and March 1, 2016 (each, an “Amortization Payment Date”), the Borrower shall pay to the Lender in immediately available funds by wire transfer pursuant to the wiring instructions provided by the Lender to the Borrower $1,125,000 (each, an “Amortization Payment”), each of which such $1,125,000 Amortization Payments shall be applied as follows: (i) First, to pay all amounts due under the Documents, excluding principal and accrued but unpaid interest on the 3 Existing Notes, (ii) Second, to pay all accrued but unpaid interest on the 3 Existing Notes, and (iii) Third, to pay outstanding principal amounts due on the 3 Existing Notes as follows: the remaining portion of the particular $1,125,000, Amortization Payment after payment of all amounts set forth in (i) and (ii) of this Section 9, shall be applied to repay in the following order the then aggregate principal amount of (x) the $2,000,000 Note, (y) the New A/R Note 2, and (z) the New A/R Note 1. Each Amortization Payment shall be made in cash by wire transfer of immediately available funds from the Borrower to the Lender pursuant to wiring instructions provided by the Lender to the Borrower on the applicable Amortization Payment Date and in the Amortization Payment Amount”

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3)	Representations and Warranties of the Borrower.
(a)	This Agreement, each of the 2 New Amended and Restated Notes and all transactions contemplated herein and thereto have been duly and validly executed by the Borrower; the Borrower is authorized and has the power to enter into this Agreement and the 2 New Amended and Restated Notes and perform all of the transactions set forth herein altogether including, but not limited to, reducing the Conversion Price of the 2 New Amended and Restated Notes and this Agreement and the 2 New Amended and Restated Notes all constitute a valid binding obligation and agreement of the Borrower, enforceable against Borrower in accordance with its terms.
(b)	All necessary action has been taken by the Borrower including, but not limited to, by its Board of Directors and stockholders, if necessary, to authorize and effectuate all transactions set forth in this Agreement.
(c)	No consents, approvals, permits and/or authorizations is required by any governmental and/or regulatory body including, but not limited to, FINRA, the SEC and/or Nasdaq not already obtained by the Borrower to effectuate the transactions set forth in this Agreement and neither the execution, delivery of and the performance of the Borrower of the transactions contemplated by this Agreement, the 2 New Amended and Restated Notes nor the effectuation of the transactions disclosed herein or therein will result in (or with the passage of time could result in), an Event of Default, a default, breach, violation and/or an event of default of (i) any loan, instrument and/or other agreement that the Company and/or its Subsidiaries are a party to and/or any of their respective assets and/or properties are bound by or subject to, (ii) the bylaws or other charter documents of the Borrower and/or its Subsidiaries and/or (iii) result in the violation of any law; rule and/or regulation of any federal, state and/or regulatory body including, but not limited to, the SEC, FINRA and/or Nasdaq.
(d)	The issuance of the 2 New Amended and Restated Notes and all shares of Common Stock issuable upon conversion of the 2 New Amended and Restated Notes (the “Conversion Shares”), are exempt (or will be with respect to the Conversion Shares), from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 506 of Regulation D and/or Section 4(2) thereof; and the issuance of the Conversion Shares when issued upon conversion of the 2 New Amended and Restated Notes, will vest in the Lender sole and exclusive title to such securities free from all Liens, encumbrances and/or other clouds on title and such securities will be when issued, fully paid, validly issued and non-assessable and not subject to any pre-emptive rights, rights of first refusal, or other similar rights.

(e)	The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Borrower, (i) are within Borrower’s corporate powers, (ii) have been duly authorized by all necessary action by or on behalf of Borrower (and/or its shareholders to the extent required by law), (iii) have received all necessary and/or required governmental, regulatory and other approvals and consents (if any shall be required) on behalf of Borrower, (iv) do not and shall not contravene or conflict with any provision of, or require any consents under (a) any law, rule, regulation or ordinance, (b) Borrower’s organizational documents; and/or (c) any agreement binding upon Borrower or any of Borrower’s properties except as would not reasonably be expected to have a Material Adverse Effect, and (v) do not and will not result in, or require, the creation or imposition of any Lien and/or encumbrance on any of Borrower’s properties or assets pursuant to any law, rule, regulation or ordinance or otherwise.

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(f)	As of the date hereof, no Event of Default, event of default and/or default has occurred (and/or with the passage of time could occur) under any of the Documents, including, but not limited to, the Loan Agreement, the 3 Notes, the Security Agreement and/or any other agreement, instrument and/or documents to which the Borrower is a party to or pursuant to which any of its properties and/or assets are subject to; and taking into account, and assuming the occurrence of all of the transactions contemplated by and related to this Agreement, no Event of Default, event of default and/or default has or shall occur (or with the passage of time could occur) under any of the Documents including, but not limited to, the Loan Agreement, the 3 Existing Notes, the Security Document and/or any other agreement, instrument and/or documents to which the Borrower is a party to or pursuant to which any of its properties and/or assets are subject to.
(g)	The 2 New Amended and Restated Notes shall, except for the changes set forth in this Agreement and each of the 2 New Amended and Restated Notes, have the same rights, remedies and related items as the 2 A/R Notes which the Lender exchanged pursuant to this Agreement for the 2 New Amended and Restated Notes.
(h)	All warranties and representations made to Lender in the Loan Agreement and other Documents are true and correct as to the date hereof (other than those representations and warranties which by their express terms are limited solely to an earlier date).
4)	Representations and Warranties of Lender.
(a)	The Lender has all limited liability company power to enter into this Agreement and effectuate all of the transactions set forth herein, and when entered into by the Lender this Agreement will constitute a binding and enforceable agreement in accordance with its terms against the Lender.
(b)	All action has been taken by the Lender including, but not limited to, its Board of Directors and stockholders to effectuate and authorize all transactions set forth in this Agreement.
(c)	Lender is an “accredited investor” as such term is defined under the Securities Act.
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5)	Lender’s Cost and Expenses. Each party hereto shall be responsible for its own fees and expenses in connection with the preparation, negotiation and entering into of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, as a condition to the Closing and the Borrower’s obligation to enter into this Agreement, simultaneously with the Closing, the Borrower shall pay to the Lender’s legal counsel (i) $25,000, which consists of (i) $5,000 of Lender’s Accrued Expenses, and (ii) $20,000 of legal fees payable to the Lender’s legal counsel plus any documented out-of-pocket expenses of such legal counsel, (collectively, the “Lender’s Expenses”), shall be due and payable from the Borrower to legal counsel to the Lender, all of which shall be paid in immediately available funds by wiring such funds to Lender’s counsel pursuant to wiring instructions provided to the Lender by Borrower.
6)	Conditions to Closing.
a.	Delivery of Documents to Lender. Notwithstanding anything provided in this Agreement, the Lender’s obligation to effectuate its obligations hereunder including, but not limited to, the Closing shall be subject to Lender receiving from the Borrower at or before the Closing, each of the following original properly executed and dated documents, in form and substance reasonably satisfactory to the Lender and its counsel, and where applicable, duly executed and recorded:

                                                              i.      Certificate of the Chief Accounting Officer of Borrower and certifying as to (a) copies of the Certificate of Incorporation and by-laws of the Borrower, as restated or amended as of and through the date of this Agreement; and (b) all actions taken and consents obtained by the Borrower, its Board of Directors and its shareholders, as applicable, to authorize the transactions provided for or contemplated under this Agreement and the execution, delivery and performance of this Agreement and the other documents including, but not limited to, the 2 New Amended and Restated Notes;

                                                            ii.      This Agreement;

                                                           iii.      The 2 New A/R Notes;

                                                           iv.      A certificate of Good Standing of the Borrower in the jurisdiction of Borrower’s place of incorporation;

                                                            v.      Such other documents, certificates, opinions, instruments and/or other items reasonable requested by the Lender and/or its legal counsel.

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b.	Delivery of Documents to the Borrower. Notwithstanding anything provided in this Agreement, the Borrower’s obligations hereunder including, but not limited to, to effectuate the Closing shall be subject to the Borrower receiving from the Lender on or before the Closing the following original properly executed and dated documents:

                                                            i.      This Agreement;

                                                           ii.      The 2 A/R Notes which the 2 New Amended and Restated Notes were issued in exchange for and to amend and restate, and which 2 A/R Notes shall be immediately cancelled by the Borrower; and

                                                          iii.      The Restructuring Warrant, which shall be immediately cancelled by the Borrower.

7)	Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable by a court of competent jurisdiction, in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
8)	Amending the Loan Agreement and Other Documents. This Agreement, the 2 New Amended and Restated Notes and the terms, provisions and agreements set forth herein and therein, are intended to and do amend the Loan Agreement and the other Documents to the extent so directly and/or indirectly provided herein and/or in the 2 New Amended and Restated Notes, and to the extent any provisions, terms or other items in the Loan Agreement and the other Documents should but are not expressly amended by this Agreement and/or the 2 New Amended and Restated Notes, such provisions, terms and/or other items of the Loan Agreement and/or the other Documents shall be treated as being amended hereby to give effect to the intent and purposes of this Agreement and the 2 New Amended and Restated Notes, as provided herein.
9)	Ratification. Except as expressly modified herein, all terms, provisions and agreements in the Loan Agreement are and shall remain in full force and effect.
10)	Reference to and Effect on Documents.
a.	Upon Closing, each reference to the Loan Agreement or the other Documents shall mean and be a reference to the Loan Agreement and/or the other Documents, respectively, as amended hereby, and giving effect to Section 8.
b.	The execution, delivery and effectiveness of this Agreement, the 2 New Amended and Restated Notes and/or any other provision herein or therein shall not, directly or indirectly, operate as a waiver and/or limitation of any right, power and/or remedy of the Lender nor constitute, directly or indirectly, a waiver and/or limitation of any provision of the Loan Agreement, the 2 New Amended and Restated Notes and/or any other documents, instruments and agreements executed and/or delivered in connection therewith.
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11)	Continuing Effect. Except as otherwise expressly provided herein, the Loan Agreement and all other Documents, as, if and to the extent amended hereby, shall continue to be in full force and effect and are hereby ratified and confirmed in all respects. To the extent that the Loan Agreement and/or other Document purports to pledge to the Lender, or to grant to the Lender, a security interest or Lien, such pledge or grant is hereby ratified and confirmed in all respects.
12)	Authority. Each of the undersigned expressly represents and warrants that (i) he, she or it has the authority to execute this Agreement on behalf of the party or parties to be bound by his, her or its signature, (ii) the execution, delivery and performance of this Agreement and the 2 New Amended and Restated Notes has been duly authorized by all necessary action and (iii) this Agreement and the 2 New Amended and Restated Notes are each a legal, valid and binding obligation enforceable in accordance with its terms.
13)	Entire Agreement. This Agreement and the 2 New Amended and Restated Notes constitute the whole and entire agreement between the parties with respect to the subject matter expressly contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, related to the subject matter expressly contemplated in such documents and instruments are merged herein.
14)	Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.
15)	Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.
16)	Headings. Section headings herein are included for convenience of reference only and do not constitute a part of this Agreement for any other purpose.
17)	Governing Law. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

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[Signature Page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

BORROWER:	INTERCLOUD SYSTEMS, INC

By:
Name: Title:

LENDER:	GPB LIFE SCIENCE HOLDINGS LLC

By:
Name: Title:

[Remainder of Page Intentionally Left Blank]

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EXHIBIT A

Form of New 2nd Amended and Restated $2,500,000
Aggregate Principal Amount Senior Secured Convertible Note

Exhibit A - 1

EXHIBIT B

Form of New 2nd Amended and Restated $1,500,000 Aggregate
Principal Amount Senior Secured Convertible Promissory Note

Exhibit B - 1
B -